Exhibit 10.1

XpresSpa Group Inc.

Stock Option Grant Notice

1.	Participant:	Ezra T. Ernst

2.	Date of Option Grant:	January 14, 2022

3.	Type of Grant:	Non-Qualified Stock Option

4.	Maximum Number of Shares for which this Option is exercisable:	1,000,000

5.	Exercise Price per Share:	$1.64

6.	Option Expiration Date:	January 14, 2032

7.	Vesting Commencement Date:	January 14, 2022

8.	Vesting Schedule: This Option shall become exercisable as to one-third (1/3) of the underlying shares (rounded down to the nearest whole share) on each of the first three anniversaries of the Vesting Commencement Date, so that the Option is fully vested on the third anniversary of the Vesting Commencement Dates, subject to the Participant’s Continuous Service on the applicable vesting date. The Option shall become 100% vested (i) upon a Change in Control or (ii) if the Company terminates Participant’s employment without Cause (as defined in the Employment Agreement), Participant terminates employment for Good Reason (as defined in the Employment Agreement), or the Employment Agreement expires without being renewed or novated.

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Participant acknowledges and agrees this Stock Option Grant Notice and the Stock Option Agreement is issued in full satisfaction of any right of Participant to be granted stock options to purchase Common Stock under the Employment Agreement. The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement. The Company and the Participant acknowledge receipt of this Stock Option Grant Notice and agree to the terms of the Stock Option Agreement attached hereto and incorporated by reference herein.

XpresSpa Group Inc.

By:	/s/ James A. Berry
Name:	James A. Berry
Title:	Chief Financial Officer

/s/ Ezra T. Ernst
Ezra T. Ernst

XPRESSPA GROUP, INC.

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”) made as of the date of grant set forth in the Stock Option Grant Notice by and between XpresSpa Group, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Stock Option Grant Notice (the “Participant”). This Agreement will be deemed to be signed by Participant on the signing by Participant of the Stock Option Grant Notice to which it is attached.

WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of Common Stock (the “Shares”) as an employment inducement award pursuant to NASDAQ Listing Rule 5635(c)(4);

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings set forth in the Defined Terms Appendix that is attached to this Agreement; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be of the type set forth in the Stock Option Grant Notice.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.	GRANT OF OPTION.

The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of the number of Shares set forth in the Stock Option Grant Notice, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws.

2.	EXERCISE PRICE.

The exercise price of the Shares covered by the Option shall be the amount per Share set forth in the Stock Option Grant Notice, subject to adjustment, as provided in this Agreement, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Exercise Price”).

3.	EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement, the Option granted hereby shall become vested and exercisable as set forth in the Stock Option Grant Notice and is subject to the other terms and conditions of this Agreement.

4.	TERM OF OPTION.

This Option shall terminate on the Option Expiration Date as specified in the Stock Option Grant Notice.

If the Participant ceases to provide Continuous Service for any reason (including death or Disability) other than a termination of the Participant for Cause (the “Termination Date”), the Option to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated in accordance with this Agreement, may be exercised within one year after the Termination Date, or on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.

In the event the Participant’s service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise any unexercised portion of this Option even if vested shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

5.	METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto (or in such other form acceptable to the Company, which may include electronic notice). Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Company). The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the Company’s share register in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

The Exercise Price shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Board, upon such terms as the Board shall approve, the Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) if the shares of Common Stock are listed on any established stock exchange or a national market system, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the exercise price (i.e., by means of a “cashless” exercise procedure); (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise (i.e., by means of a “net exercise”); (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Board. Any Common Stock used to pay the Exercise Price must have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the shares of Common Stock are publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to the Option.

6.	PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.	NON-ASSIGNABILITY.

The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution. If this Option is a Non-Qualified Stock Option then it may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided above in this paragraph, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.	NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in this Agreement with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.	ADJUSTMENTS.

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date, the Shares subject to the Option and the exercise price of the Option will be equitably adjusted or substituted, as to the number, price or kind of Common Stock or other considerations to the extent necessary to preserve the economic intent of the Option. Any adjustments made under this Section shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

10.	TAXES.

The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility. The Participant acknowledges and agrees that (i) the Participant was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; (ii) the Participant has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement; and (iii) neither the Board, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

11.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act and until the following conditions have been fulfilled:

(a)       The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)       If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.	RESTRICTIONS ON TRANSFER OF SHARES.

12.1       The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the Financial Industry Regulatory Authority or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.2         The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the service of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13.	NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Participant acknowledges that: (i) the Company is not by this Option obligated to continue the Participant as an Employee, Director or Consultant of the Company or an Affiliate; (ii) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and (v) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.	NOTICES.

Any notices required or permitted by the terms of this Agreement shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

XpresSpa Group, Inc.

254 West 31st Street, 11th Floor

New York, New York 10001

Attention: Chief Financial Officer

If to the Participant at the address set forth on the Stock Option Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.	GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in New York and agree that such litigation shall be conducted in the state courts of New York or the federal courts of the United States for the District of New York.

16.	BENEFIT OF AGREEMENT.

This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.	ENTIRE AGREEMENT.

This Agreement and the Stock Option Grant Notice embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement

18.	MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended by the Company at any time; provided, however, that the Company may not make any amendment which would otherwise constitute an impairment of the rights of Participant unless the Participant consents in writing.

19.	WAIVERS AND CONSENTS.

The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.	DATA PRIVACY.

By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Option or providing equity award recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Option; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

21.	CLAWBACK

The Company may cancel the Option, require reimbursement with respect to the Option by Participant, and effect any other right of recoupment of equity or other compensation in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, Participant may be required to repay to the Company previously paid compensation under this Agreement in accordance with the Clawback Policy. By accepting an Award, Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

22.	ADMINISTRATION

The Option and this Agreement shall be administered by the Board. The Board, in its sole discretion, has the authority to (i) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Agreement and any instrument or agreement relating to, this Agreement, and (ii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Option. All decisions made by the Board pursuant to the provisions of this Agreement shall be final and binding on the Company and the Participant.

23.	SECTION 409A

This Agreement is intended to be exempt from, or comply with, Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything to the contrary in this Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on Participant under Section 409A of the Code and neither the Company nor the Board will have any liability to any Participant for such tax or penalty.

24.	SECTION 16

It is the intent of the Company that this Agreement satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participant will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Agreement would conflict with the intent expressed in this Section, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

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Exhibit A

NOTICE OF EXERCISE OF STOCK OPTION

[Form for Shares registered in the United States]

To:       XpresSpa Group, Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase _____ shares (the “Shares”) of the common stock, $0.01 par value, of XpresSpa Group, Inc. (the “Company”), at the exercise price of $_____ per share, pursuant to and subject to the terms of that Stock Option Grant Notice dated January __, 2022. I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and ____________________________, as joint tenants with right of survivorship,

at the following address:

Exhibit A-1

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Participant (signature)

Print Name

Date

Accepted by:

Name and Title

Signature

Date of Receipt of Notice and Payment

DEFINED TERMS APPENDIX

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Change in Control” shall mean the occurrence of any of the following:

(i)	Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board does not approve; or
(ii)	Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or
(iii)	Change in Board Composition. A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the effective date of the Company’s 2020 Equity Incentive Plan, which for this purpose shall be the date of its approval by the stockholders of the Company, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Common Stock” means shares of the Company’s common stock, $0.01 par value per share, or such other securities of the Company as may be designated by the Board from time to time in substitution thereof.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Board or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Board or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Director” means a member of the Board.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Employee” means any person, including an Officer or Director, employed as an employee by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Employment Agreement” means that certain Executive Employment Agreement, dated January 9, 2022, by and between the Company and Participant, as may be amended and/or restated from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.